                                                                  Exhibit 3.ii

                             AMENDED AND RESTATED

                                   BYE-LAWS

                                      OF

                       INTERACTIVE ENTERTAINMENT LIMITED



          I HEREBY CERTIFY THAT the written Bye-Laws are a true copy of the Bye-Laws of INTERACTIVE ENTERTAINMENT LIMITED as amended by the Shareholders at a Special General Meeting of the above Company on June 16, 1997.



                                            /s/ David Lamm
                                            ------------------------------------
                                            Secretary


[SEAL]

                                 TABLE OF CONTENTS
                                 -----------------



Bye-Law                                                                                            Page
-------                                                                                            ----
1       Interpretation................................................................................1

2       Registered Office.............................................................................4

3-4     Share Rights..................................................................................4

5-6     Modification of Rights........................................................................8

7-9     Shares........................................................................................8

10-12   Certificates..................................................................................9

13      Register of Shareholders......................................................................9

14      Register of Directors and Officers...........................................................10

15-17   Transfer of Shares...........................................................................10

18-21   Transmission of Shares.......................................................................11

22-24   Increase of Capital..........................................................................12

25-26   Alteration of Capital........................................................................12

27-28   Reduction of Capital.........................................................................13

29      General Meetings.............................................................................14

30-31   Notice of General Meetings...................................................................14

32-37   Proceedings at General Meetings..............................................................15

38-47   Voting.......................................................................................16

48-53   Proxies and Corporate Representatives........................................................17

54-57   Appointment and Removal of Directors.........................................................19

58      Resignation and Disqualification of Directors and Officers...................................20

59-61   Alternate Directors..........................................................................20

62        Directors' Fees and Additional Remuneration
          and Expenses.........................................................................21

63        Directors' Interests.................................................................21

64-68     Powers and Duties of the Board.......................................................22

69-70     Delegation of the Board's Powers.....................................................23

71-79     Proceedings of the Board.............................................................24

80        Officers.............................................................................26

81        Duty and Care of Officers and Directors..............................................27

82        Minutes..............................................................................27

83-84     Secretary............................................................................27

85        The Seal.............................................................................28

86-91     Dividends and Other Payments.........................................................28

92        Reserves.............................................................................29

93-94     Capitalization of Profits............................................................29

95        Record Dates.........................................................................30

96-98     Accounting Records...................................................................30

99        Audit................................................................................31

100-102   Service of Notices and Other Documents...............................................31

103       Winding Up...........................................................................31

104-106   Indemnity............................................................................32

107       Alteration of Bye-laws...............................................................32

                             AMENDED AND RESTATED



                               B Y E  - L A W S

                                      of

                       INTERACTIVE ENTERTAINMENT LIMITED


                                INTERPRETATION
                                --------------

1.        In these Bye-Laws unless the context otherwise requires:


          "Affiliates" means, with respect to any person or entity, any person or entity that directly or indirectly Controls such person or entity, or any person or entity which is Controlled by or under common Control with such person or entity;

          "Bermuda" means the Islands of Bermuda;

          "Board" means the Board of Directors of the Company of the Directors present at a meeting of Directors at which there is a quorum;

          "Common Shares" has the meaning set forth in Bye-law 3(B);

          "Company" means the company registered in Bermuda under the name of SKY GAMES INTERNATIONAL LTD. on the 22nd day of February, 1995;

          "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise;

          "Director" means a director of the Company;

          "fully diluted basis" means at any time that number of (A) Common Shares equal to the sum, without duplication, of (i) the total number of Common Shares then outstanding (other than 3,525,000 shares of Common Shares held in escrow pursuant to that Escrow Agreement dated May 27, 1992, as amended, among Montreal Trust Company of Canada, the Company and certain shareholders), plus
(ii) the total number of Common Shares into which all then outstanding Preference Shares or any other shares of the Company are then convertible directly or indirectly, provided that Common Shares issuable upon conversion of Class A Preference Shares shall not be included until such conversion occurs, plus (iii) the total number of Common Shares then issuable directly or indirectly upon exercise of all then outstanding options, warrants (including the warrant for 650,000 Common Shares exercisable at $1 per Common Share issued to Harrah's Interactive Investment Company, a Nevada corporation, and exercisable at the option of the Company), unexercised stock subscriptions, convertible debentures and other convertible securities, plus (B) Other Voting Shares equal to the sum, without duplication (including without duplication of any Common Shares) of (i) the total number of Other Voting Shares then outstanding, plus (ii) the total number of Other Voting Shares into which all then outstanding Preference Shares or any other shares of the Company are then convertible directly or indirectly, plus (iii) the total number of Other Voting Shares then issuable directly or indirectly upon exercise of all then outstanding options, warrants, unexercised stock subscriptions, convertible debentures and other convertible securities;

          "HIIC Entities" means Harrah's Interactive Investment Company, a Nevada corporation, and any of its Affiliates owning shares in the Company;

          "HIIC Directors" means the Directors appointed pursuant to Bye-law 54(B) or the second sentence of Bye-law 55;

          "Other Voting Shares" means shares of the Company having the right to vote for election of directors other than Common Shares or securities convertible into Common Shares;

          "paid up" means paid up or credited as paid up;

          "Preference Shares" has the meaning set forth in Bye-law 3(B);

          "the Principal Register" shall mean the register of shareholders of the Company maintained in Bermuda;

          "the Register" means the Principal Register and any branch register to be kept pursuant to the Companies Acts;

          "Registered Office" means the registered office for the time being of the Company;

          "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting in accordance with the provisions of these Bye-Laws;

          A resolution shall be a special resolution when it has been passed by a majority of not less than three-fourths of the votes cast by such members as, being entitled so to do, vote in person or, in the case of such members as are corporations, by their respective duly authorised representatives or, where proxies and attorneys are allowed, by proxy or by attorney at a general meeting of which not less than 14 days notice specifying (without prejudice to the power contained in these present to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, if it is so agreed by a majority in number of the members having a right to attend and vote at any such meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right, a resolution may be proposed and passed as a special resolution at a meeting of which less than 14 days notice has been given.

          A resolution shall be an ordinary resolution when it has been passed by a simple majority of the votes cast by such members as, being entitled so to do, vote in person or, in the case of any member being a corporation, by its duly authorised representative or, where proxies and attorneys are allowed, by proxy or by attorney at a general meeting held in accordance with these presents.

          A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Bye-Laws or the Statutes.

          "Seal" means the common seal of the Company and includes any duplicate thereof;

          "Securities Seal" means a seal for use for sealing certificates for shares or other securities issued by the Company which is a facsimile of the Seal of the Company with the addition on its face of the words "Securities Seal";

          "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

          "Shareholder" means a shareholder or member of the Company;

          "Special Board Majority" means (i) a majority of the Directors voting at a meeting of the Board which also includes a majority of the HIIC Directors then in office or (ii) a written resolution executed by all the members of the Board;

          "Special Shareholders Majority" means a majority of the votes cast at a general meeting which also includes the votes attaching to a majority of the Voting Shares of the Company on a fully diluted basis then heir by the HIIC Entities;

          "these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

          "Voting Shares" means Common Shares having the right to vote for election of or to appoint Directors and any shares convertible directly or indirectly into such Common Shares and Other Voting Shares and any shares convertible directly or indirectly into Other Voting Shares;

          for the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

          words importing the singular number only include the plural number and vice versa;

          words importing the masculine gender only include the feminine and neuter genders respectively;

          word importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

          reference to writing shall include typewriting, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

          any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                               REGISTERED OFFICE
                               -----------------

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                 SHARE RIGHTS
                                 ------------

3. (A) Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

          (B) The authorised share capital of the Company at the date of the adoption of these Bye-laws is US$550,030 divided into 50,000,000 common shares of par value US$0.01 each (the "Common Shares"), 3,000 non-voting convertible redeemable preference shares of par value US$0.01 each (the "Class A Preference Shares") and 5,000,000 redeemable preference shares of par value US$0.01 each (the "Class B Preference Shares" and together with the Class A Preference Shares, the "Preference Shares").

4. Subject to the Companies Acts, any preference shares may, with the sanction of a Resolution be issued on terms:

          (a) that they are to be redeemed on the happening of a specified event or on a given date and/or

          (b) that they are liable to be redeemed at the option of the Company.

4A.       The Board shall be authorised to issue from time to time in one or more series the Preference Shares on such terms as it deems appropriate, including, without limitation, the following:

          (a) the number of shares of the Preference Shares, less than or equal to the total number of Preference Shares authorised in Bye-law 3(B) for each class of Preference Shares, respectively;

          (b) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the Preference Shares;

          (c) the dates at which dividends, if any, shall be payable;

          (d) the redemption rights of the Preference Shares;

          (e) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the Preference Shares;

          (f) the amounts payable on shares of the Preference Shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

          (g) whether the shares of the Preference Shares shall be convertible into shares of any other class or preference shares, or any other equity security, of the Company or any other company, and, if so, the specification of such other class or preference shares or such other equity security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; and

          (h) the voting rights, if any of the holders of shares of the Preference Shares; provided that the Class A Preference Shares shall be not-voting.

4B.       (A)  Any Common Shares, Preference Shares or shares of any other class shall always (i) be redeemed whenever the HIIC Entities own 10% or more of the Voting Shares on a fully diluted basis and (ii) be subject to redemption by the Company in accordance with the Companies Act, by action of the Board whenever the HIIC Entities own less than 10% of the Voting Shares on a fully diluted basis, if any holder of such shares is a Disqualified Holder or if such action otherwise should be taken pursuant to any applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of, inability to obtain or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Company, any Affiliate of the Company, any entity in which the Company or such Affiliate is an owner or the HIIC Entities or their Affiliates which license, franchise or entitlement is (i) conditioned upon some or all of the holders of the Company's shares of any class or series possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Company or any such Affiliate or other entity or the HIIC Entities or their Affiliates.

The terms and conditions of such redemption shall be as follows:


          (a) the redemption price of the Common Shares and the shares convertible into Common Shares to be redeemed pursuant to this Bye-law shall be equal to the Fair Market Value of such shares, and as to such convertible shares, as if any such convertible shares were converted into Common Shares, (or such other redemption price as required by any applicable law, regulation or rule) and the redemption price of shares of the Company of any class (or classes) or series other than Common Shares or shares convertible into Common Shares shall be the Fair Market Value of such shares; provided that in both of the previous cases there shall be excluded any dividends thereon not entitled to be received pursuant to paragraph (e) of this Bye-law;

          (b) the redemption price of such shares may be paid only in cash;

          (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board;

          (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed pursuant to this Bye-law (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the share certificates for their shares to be redeemed together with any other documentation required to effect such redemption; and

          (e) from and after the Redemption Date or such earlier date as required by any applicable law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash upon redemption.

As used in these Bye-laws:

          (i) "Disqualified Holder" shall mean any holder of shares of the Company of any class (or classes) or series: (1) who, either individually or when taken together with any other holders of shares of the Company of any class (or classes) or series is or would reasonably be expected to be determined by any gaming regulatory agency to be unsuitable, or has or would reasonably be expected to have an application for a gaming license, permit or other necessary regulatory approval rejected, or has or would reasonably be expected to have a previously issued gaming license, permit or other necessary regulatory approval rescinded, suspended, revoked, not renewed or not reinstated, as the case may be, whether or not any of the foregoing is or would reasonably be expected to be final and nonappealable; or (2) whose holding of such shares, either individually or when taken together with the holding of shares of the Company of any class (or classes) or series by any other holder could reasonably be expected to cause the Company (or any other company engaged in the gaming business in any jurisdiction if such holder of shares were a shareholder of that company) to be denied a licence, permit or other necessary regulatory approval to engage in any aspect of the gaming business or the serving or sale of alcoholic beverages in connection with the operation of a gaming business.


          (ii) "Fair Market Value" of a share of (1) the Common Shares shall mean the average Closing Price for such share for each of the 45 most recent days of which Common Shares shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Bye-law; provided, however, that "Fair Market Value" as to any shareholder who purchased any Common Shares subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board) exceed the purchase price paid by him for any Common Shares purchased within such 120 days and (2) shares of the Company of any class (or classes) or series other than Common Shares or shares convertible into Common Shares (including, Other Voting Shares) shall be determined by the Board in good faith; provided, however, that "Fair Market Value" as to any shareholder who purchased any such shares subject to redemption within 120 days of the Redemption Date need not (unless otherwise determined by the Board) exceed the purchase price paid by him for any such shares of the Company purchased within such 120 days.

          (iii) "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing sales price or bid quotation for such shares on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

          (iv) "Redemption Date" shall mean the date fixed by the Board for the redemption of any shares of the Company pursuant to this Bye-law; provided, however, with respect to any redemption pursuant to Bye-Law 4B(A)(i), the Redemption Date shall not be more than 90 days after the date the Board first learned of the existence of a Disqualified Holder.

          (v) "Subsidiary" shall mean any company (wherever incorporated), association, partnership or other business entity more than 50% of whose outstanding stock or other ownership interests entitled to vote generally in the election of directors (or their equivalent in such form of entity and under the laws of the jurisdiction of organisation of such entity) is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.

          (B) So long as a holder of Preference Shares is not a Disqualified Holder, such Preference Shares shall be redeemed in accordance with the terms set forth in the resolutions adopted by the Board.

                            MODIFICATION OF RIGHTS
                            ----------------------

5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent of the issued shares of that class or with the sanction of a Resolution of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy any of the shares of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder present in person or by proxy, one Shareholder shall constitute the necessary quorum.

6. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                    SHARES
                                    ------

7. Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine PROVIDED that no shares may be issued unless fully paid in cash, bona fide debt or other assets. Payment in the form of promissory notes will not be permitted unless pertaining to an employer incentive stock option plan.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                 CERTIFICATES
                                 ------------

10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                           REGISTER OF SHAREHOLDERS
                           ------------------------


13. The Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. The Board may at their discretion establish Branch Registers of Shareholders. The Directors, on behalf of the Company, may appoint a trust company to keep registers of Shareholders, registers of transfers and registers of allotments or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep such registers of Shareholders, the registers of transfers and the registers of allotments for each class of shares. The Directors, on behalf of the Company, may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

                      REGISTER OF DIRECTORS AND OFFICERS
                      ----------------------------------

14. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                              TRANSFER OF SHARES
                              ------------------

15. (A) Subject to the provisions of the Bye-Laws that may be applicable, any Shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such Shareholder and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company share certificates or on such other form as the Directors may from time to time approve. Except to the extent that the Companies Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of Shareholders or a branch register of Shareholders in respect thereof.

     (B) The signature of the registered owner of any shares, or of his duly authorised attorney, upon an authorised instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

     (C) Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee or, if the person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

     (D) Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration, together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right to the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer where the transfer is not registered shall be returned to the person depositing the same, together with the share certificate which accompanied the same when tendered for registration.

     (E) There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

16.  The Board may decline to register any transfer unless:

     (a) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

     (b) the instrument of transfer is in respect of only one class of share;

     (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 15 and 17.

17. If the Board declines to register a transfer it shall, within three days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.


                            TRANSMISSION OF SHARES
                            ----------------------

18. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

19. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

20. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

21. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 18, 19 and 20.

                              INCREASE OF CAPITAL
                              -------------------

22. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Special Resolution shall prescribe.

23. The Company may, by Resolution direct that the new shares or any of them (arising from an increase in the capital of the Company) shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

24. New shares shall be subject to all the provisions of these Bye-Laws with reference to payment, transfer, transmission and otherwise.

                             ALTERATION OF CAPITAL
                             ---------------------

25.  The Company may from time to time by Special Resolution:

     (a) divide its shares into several classes and attach hereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

     (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

     (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

     (d) make provision for the issue and allotment of shares which do not carry any voting rights;

     (e) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

     (f) change the currency denomination of its share capital.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

26. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

                             REDUCTION OF CAPITAL
                             --------------------

27. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Special Resolution authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

28. In relation to any such reduction, the Company may by Special Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                                 GENERAL MEETINGS
                                 ----------------

29. The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, ans shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

     The Board, notwithstanding anything in these Bye-Laws shall, on the requisition of shareholders holding at the date of the deposit of the requisition not less than one-twentieth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company proceed duly to convene a special general meeting of the Company.

                          NOTICE OF GENERAL MEETINGS
                          --------------------------

30. An Annual General Meeting of the Shareholders of the Company shall be held once in each calendar year for the purpose of electing directors, receiving audited financial statements, receiving the directors report and conducting other Company business. An Annual General Meeting shall be called by giving not less than 14 days notice in writing to the Shareholders and a Special General Meeting shall be called by giving not less than 14 days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 100 and 101 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

     (a) in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

     (b) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

31. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at the meeting.

                        PROCEEDINGS AT GENERAL MEETINGS
                        -------------------------------

32. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two Shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

33. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholder, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum provided that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than seven days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy (whatever the number of shares held) shall be a quorum.

34. Each Director shall be entitled to attend and speak at any general meeting of the Company.

35. The Chairman (if any) of the Board or, in his absence, or the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if any meeting neither of the Chairman or the President is not present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or, if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

36. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as the case of an original meeting.

37. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                    VOTING

38. (A) Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

     (B) Subject to any voting rights or resolutions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder an may exercise such vote either in person or by proxy.

39. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

     (a)  the chairman of the meeting; or

     (b)  a least three Shareholders present in person or represented by proxy;
          or

     (c) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

     (d) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

40. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

41. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

42. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

43. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

44. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

45. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

46. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

47.  If (i) any objection shall be raised to the qualification of any voter or
(ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.


                     PROXIES AND CORPORATE REPRESENTATIVES

48. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

49. (A) Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof as the case may be, until notice of revocation is received at the Registered Office. Subject to Bye-law 49(B), where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

     (B) Any Shareholder may irrevocably appoint a proxy, and in such case, such proxy shall be irrevocable in accordance with the instrument of appointment and the Shareholder may not vote at any meeting in which the proxy holder is present either in person or pursuant to s. 75A of the Companies Acts.

50. Subject to Bye-Law 49, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

51. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board shall send out with the notice of any Annual General Meeting or special general meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

52. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that, subject to Bye-law 49(B), no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

53. Subject to Bye-law 49(B) and the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                     APPOINTMENT AND REMOVAL OF DIRECTORS

54. (A) Until the HIIC Entities own less than 5% of the Voting Shares on a fully diluted basis, the Board shall consist of 10 Directors who shall, subject to Bye-law 54(B), be elected or appointed, except in the case of a casual vacancy filled pursuant to Bye-law 55, at the annual general meeting or at any special general meeting called for the purpose of electing or appointing Directors and who shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. At such time as the HIIC Entities own less than 5% of the Voting Shares on a fully diluted basis, the Board shall consist of such number not less than three as the Company by Resolution may from time to time determine. At least two of the Directors, other than the Directors appointed pursuant to Bye-law 54(B), shall be individuals who are not otherwise officers or employees of the Company.

54. (B) At any time at which the HIIC Entities own 10% or more of the Voting Shares on a fully diluted basis, the HIIC Entities shall be entitled to appoint a percentage of Directors which is the same percentage of the size of the entire Board as the number of Voting Shares held by the HIIC Entities is of the total number of Voting Shares on a fully diluted basis (such percentage of Voting Shares owned by and such number of Directors appointed by the HIIC Entities shall be determined as follows: the fractional portion of any percentage of ownership shall be disregarded and whole numbers ending in 5 through 9 shall be rounded up to the next highest multiple of 10 and whole numbers ending 1 through 4 shall be rounded down to the net lowest multiple of 10 (e.g., 24.9% shall be rounded down to 20% and 25.1% shall be rounded up to 30%) (and the resulting percentage shall be multiplied by 10). At any time at which the HIIC Entities own 5% or more, but less than 10%, of the Voting Shares on a fully diluted basis, the HIIC Entities shall be entitled to appoint one Director.

55. The Company in general meeting may authorise the Board to fill any vacancy on the Board other than a vacancy in the office of a Director who was appointed pursuant to Bye-law 54(B). Any vacancy in the office of a Director appointed pursuant to Bye-law 54(B) may be filled by a written resolution deposited at the Registered Office, signed by each of the HIIC Entities holding Voting Shares.

56. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at the meeting and provided further that only the HIIC Entities shall be entitled to vote on any resolution for the removal of an HIIC Director unless the reason for removal is disqualification of such Director under Bye-law 58(f) in which case such Director shall be subject to removal by the Company in accordance with the foregoing provisions of this Bye-law 56. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting pursuant to Bye-law 54 by the election of another Director in his place or, in the absence of such election, pursuant to Bye-law 55.

57. Where the Company fails to hold an annual general meeting in accordance with the Companies Act or the election of directors does not take place at the proper time, the Company shall continue its business and the existing directors shall continue in office until other directors are appointed or elected pursuant to the terms of the Companies Acts or these Bye-Laws or until the day on which the next Annual General Meeting is held.


          RESIGNATION AND DISQUALIFICATION OF DIRECTORS AND OFFICERS

58A. The office of a Director shall be vacated upon the happening of any of the following events:

     (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

     (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

     (c)  if he becomes bankrupt or compounds with his creditors;

     (d)  if he is prohibited by law from being a Director;

     (e)  if he is removed from office pursuant to Bye-law 56;

     (f) if he would be a Disqualified Holder if he were to own any shares of the Company.

58B. The office of any officer shall be vacated upon the happening as to such officer of the events set out in Bye-law 58A (except the events described in paragraph (d) and (e)).


                              ALTERNATE DIRECTORS

59. The Company may by Resolution elect any person or persons to act as Directors in the alternative to any of the Directors, other than the HIIC Directors, or may authorise the Board to appoint such Alternate Directors and an HIIC Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed in the same manner as the Director in respect of whom he is appointed in the alternative and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

60. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

61. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Directors for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.


           DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

62. The amount, if any, of Directors' fees shall from time to time be determined by the Company by Resolution in general meeting and in the absence of a determination to the contrary in general meeting, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.


                                 DIRECTORS' INTERESTS

63. (A) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

     (B) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     (C) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

     (D) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

     (E) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.


                        POWERS AND DUTIES OF THE BOARD

64. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which have been valid if that alteration had not been made or that direction had not been given. Subject to Bye-law 71, the powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board. PROVIDED that, subject to Bye-Law 71, that a Resolution will be required in respect of the sale of all or substantially all of the undertaking of the business of the Company.

65. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

66. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

67. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, any may contribute to any fund and pay premiums for the purchase or provisions of any such gratuity, pension or other benefit, or for the insurance of any such person.

68. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.


                       DELEGATION OF THE BOARD'S POWERS

69. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

70. (A) Subject to Bye-law 71(B), the Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

     (B) Subject to Bye-law 71(B), the Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board. Notwithstanding the first sentence of this paragraph and Bye-law 70(C), for so long as the HIIC Entities hold at least 5% but less than 10% of the Voting Shares on a fully diluted basis, the HIIC Directors shall be entitled to elect one member to each of the Board's executive committee, compensation committee and audit committee (or any other committee with powers similar thereto); for such time as the HIIC Entities hold 10% or more of the Voting Shares on a fully diluted basis, the HIIC Directors shall be entitled to appoint a percentage of members to each of the Board's executive committee, compensation committee and audit committee (or any other committees with powers similar thereto) which is the same percentage of the total number of members of such committee as the percentage of Voting Shares so held by the HIIC Entities is of the total number of Voting Shares on a fully diluted basis (such number to be determined as follows: the fractional portion of any percentage of ownership shall be disregarded and whole numbers ending in 5 through 9 shall be rounded up to the next highest multiple of 10 and whole numbers ending 1 through 4 shall be rounded down to the next lowest multiple of 10 (e.g., 24.9% shall be rounded down to 20% and 25.1% shall be rounded up to 30%) and the fractional portion of the number of members shall be rounded up to the nearest whole number (e.g., 30% of a committee of 4 members would result in the right to appoint 2 members of such committee)).


     (C) The Board shall, from among their number elect at their first meeting following each Annual General Meeting a committee, to be known as the "Audit Committee", composed of not fewer than three Directors, of whom a majority shall not be officers or employees of the Company or an Affiliate of the Company, to hold office until the next Annual General Meeting. At every meeting of the Audit Committee, a quorum consists of a majority of members of the Audit Committee who are not officers or employees of the Company or of an Affiliate of the Company. The members of the Audit Committee shall elect a chairman from among their number and, subject to the provisions herein contained, may determine their own procedures.

     (D) Before a financial statement that is to be submitted to an Annual General Meeting is considered by the Directors it shall be submitted to the Audit Committee for review with the auditor, and, thereafter the report of the Audit Committee on it shall be submitted to the Directors. The auditor shall be given notice of, and has the right to appear before and to be heard at, every meeting of the Audit Committee, and shall appear before the Audit Committee when requested to do so by the Audit Committee. On the request of the auditor, the Chairman of the Audit Committee shall convene a meeting of the Audit Committee to consider any matters the auditor believes should be brought to the attention of the Directors or Shareholders.


                           PROCEEDINGS OF THE BOARD

71. (A) The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Save as otherwise provided in these Bye-laws, questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a board meeting.

     (B) At any time that the HIIC Entities own 20% or more of the Voting Shares on a fully diluted basis, any of the following actions by the Company would require the approval by a Special Board Majority and a Resolution:

          (i)   the amalgamation, merger or consolidation of the Company; and

          (ii) the amendment of these Bye-laws, including, without limitation, Bye-laws 4B, 54, 55, 56, 58A, 58B, 71(B) or 71(C), in a manner that would have a material adverse effect on the rights of the HIIC Entities hereunder.

     (C) At any time that the HIIC Entities own 20% or more of the Voting Shares of the Company on a fully diluted basis, any of the following actions by the Company would require the approval by a Special Shareholder Majority:

          (i)   the winding-up or dissolution of the Company; and

          (ii)  appointment of the Company's independent auditors.

72. Notice of a board meeting shall be deemed to be duly given to a Director if it is given to him personally or by verbally or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

73. (A) The quorum necessary for the transaction of the business of the Board, shall be a majority of directors and in any event not less than two individuals. Any Director who ceases to be a Director at a board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

     (B) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company shall make full disclosure of his interest to the Company and shall not be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall not be counted, and he shall not be taken into account in ascertaining whether a quorum is present. In the event that there are insufficient disinterested directors to form a quorum a decision in respect of any contract, transaction or arrangement with the Company will be made by a simple majority for the Company's Shareholders voting at a general meeting.

74. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

75. The Chairman (if any) of the Board or, in his absence, or the President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting the Chairman or the President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

76. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

77. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

78. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

79. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.


                                   OFFICERS
                                   --------


80. The officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each annual general meeting. In addition the Board may appoint any person whether or not he is a Director to hold such office as the board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.


                    DUTY AND CARE OF OFFICERS AND DIRECTORS
                    ---------------------------------------


81. Every Director and officer of the Company in exercising his power and discharging his duties will act honestly and in good faith with a view to the best interest of the Company and will comply with statutes, regulations and these Bye-Laws governing the conduct of the Director and officers and the Company.


                                    MINUTES
                                    -------

82. The Directors shall cause minutes to be made and books kept for the purpose of recording:

     (a) all appointments of officers made by the Directors;

     (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

     (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

     (d)  of all proceedings of managers (if any).

                                   SECRETARY
                                   ---------

83. The Secretary who will not be the President or Chairman of the Company shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Board.

The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

84. A provision of the Companies Acts or those Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                   THE SEAL
                                   --------


85. (A) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the county and year of registration across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of registration type written across the centre thereof.

     (B) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by two Directors or the Secretary and one Director, or by any two persons whether or not Directors or the Secretary, who have been authorised either generally or specifically to attest to the use of a Seal; provided that the Secretary or a Director may affix a Seal attested with his signature only to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.

     (C) The Company may have a Securities Seal for use for sealing certificates for shares or other securities issued by the Company and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and any such certificates or other document to which such Securities Seal is affixed shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of such signature or mechanical reproduction as aforesaid.

                         DIVIDENDS AND OTHER PAYMENTS
                         ----------------------------

86. The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

87. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company.

88. No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

89. Any dividend, distribution, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the

Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

90. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

91. With the sanction of a Resolution the Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution any may vest any such specific assets in trustees as may seem expedient to the Board.


                                   RESERVES
                                   --------

92. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.


                           CAPITALIZATION OF PROFITS
                           -------------------------

93. The Company may, upon the recommendation of the Board, at any time and from time to time pass a Resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders and the Board shall give effect to such Resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

94. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                 RECORD DATES
                                 ------------

95. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of or to vote at general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice dispatched.

                              ACCOUNTING RECORDS
                              ------------------

96. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

97. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

98. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                     AUDIT
                                     -----

99. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                    SERVICE OF NOTICES AND OTHER DOCUMENTS
                    --------------------------------------

100. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

101. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

102. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                  WINDING UP
                                  ----------

103. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                   INDEMNITY
                                   ---------

104. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 70 shall be indemnified out of the funds of the Company against all civil liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statue or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

105. Every Director, officer and member of a committee duly constituted under Bye-Law 70 of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer or committee member in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

106. To the extent that any Director, officer or member of a committee duly constituted under Bye-Law 70 is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                            ALTERATION OF BYE-LAWS
                            ----------------------

107. Subject to Bye-law 71(B), these Bye-Laws may be amended from time to time by the Directors; however, any such amendment shall be submitted to the Shareholders in general meeting for confirmation, and upon such confirmation such amendments shall become operative.